THIS AGREEMENT is dated 9 October 2013.

PARTIES

(1) **Handeni Gold, Inc** incorporated and registered in the State of Nevada, USA whose registered office is at 500-666 Burrard Street, Vancouver, BC Canada V6C 3P6 (**Borrower**).

(2) **Consultancy & Finance Company Associates Ltd** incorporated and registered in the United Republic of Tanzania whose registered office is at P.O.Box 163, 3rd Floor, Haidery Plaza Building, Ali Hassan Mwinyi Road, Kisutu/Upanga Street, Dar Es Salaam, United Republic of Tanzania (**Lender**).

BACKGROUND

The Lender has agreed to provide the Borrower with an unsecured term loan facility of US$405,000.

AGREED TERMS

1. DEFINITIONS AND INTERPRETATION.

1.1 The definitions and rules of interpretation in this clause apply in this agreement.

Availability Period: the period from and including the date of this agreement to and including 15 March 2014.

Business Day: a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in Dar Es Salaam, Tanzania.

Dollars and $: the lawful currency for the time being of the United States of America.

Event of Default: any event or circumstance listed in clause 12.

Facility: the term loan facility made available under this agreement.

Indebtedness: any obligation to pay or repay money, present or future, whether actual or contingent, sole or joint.

Loan: the principal amount of the loan made or to be made by the Lender to the Borrower under this agreement or (as the context requires) the principal amount outstanding for the time being of that loan.

Potential Event of Default: any event or circumstance specified in clause 12 which would (with the expiry of a grace period, the giving of notice, the making of any determination under this agreement or any combination thereof) be an Event of Default.

Total Facility Amount: the maximum principal amount of the Facility referred to in clause 2.

1.2 Clause, schedule and paragraph headings shall not affect the interpretation of this agreement.

1.3 A reference to **this agreement** (or any provision of it) or any other document shall be construed as a reference to this agreement, that provision or that document as it is in force for the time being and as amended, varied or supplemented from time to time in accordance with its terms, or with the agreement of the relevant parties.

1.4 A reference to a **person** shall include a reference to an individual, firm, company, corporation, unincorporated body of persons, or any state or any agency of any person.

1.5 A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force for the time being, taking account of any amendment, extension or re-enactment and includes any former statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.6 A reference to **writing** or **written** includes faxes but not e-mail.

1.7 Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

1.8 References to a **certified copy** of a document mean a copy certified to be a true, complete and up-to-date copy of the original document, in writing and signed by a director or the secretary of the Borrower.

1.9 A reference to an **amendment** includes a novation, re-enactment, supplement or variation (and **amended** shall be construed accordingly).

1.10 A reference to the **Borrower** and the **Lender** shall include their respective successors, permitted transferees and permitted assigns.

1.11 A reference to a **regulation** includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any government, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.12 A reference to **assets** includes present and future properties, undertakings, revenues, rights and benefits of every description.

1.13 A reference to a **disposal** of any asset, undertaking or business, includes a sale, lease, licence, transfer, loan or other disposal by that person of that asset, undertaking or

business (whether by a voluntary or involuntary single transaction or series of transactions).

1.14 A reference to a clause or Schedule is to a clause of, or Schedule to, this agreement unless the context requires otherwise.

1.15 A reference to **continuing** in relation to an Event of Default means an Event of Default which has not been remedied or waived.

2. THE FACILITY

The Lender grants to the Borrower an unsecured Dollar term loan facility of a total principal amount not exceeding $405,000.00 on the terms, and subject to the conditions, of this agreement.

3. PURPOSE

The Borrower shall use all money borrowed under this agreement for general working capital purposes.

4. DRAWING

4.1 As at the date of this Agreement the Lender has advanced the amount of $00.00 to the Borrower.

4.2 Subject to clause 5, the Borrower may utilise the Facility in the following manner:

(a) a maximum amount of $75,000.00 may be drawn by the Borrower per calendar month during the Availability Period;

(b) the Borrower shall give the Lender at least two Business Days' prior notice of the date on which the Borrower wishes to draw down the Loan specifying the amount of the proposed Loan, the Business Day on which it is to be made and the bank account to which payment is to be made. The total aggregate amount of the Loan shall not exceed the Total Facility Amount.

4.3 Any notice given under clause 4.2 will be irrevocable.

4.4 Any amount of the Facility not drawn down during the Availability Period will automatically be cancelled.

5. CONDITIONS PRECEDENT TO LOAN DRAWDOWN

5.1 This clause 5 is inserted solely for the benefit of the Lender.

5.2 The Lender will only be obliged to make the Loan available if, on both the date of the notice to draw down the Loan and the proposed drawdown date of the Loan (specified in clause 4.1):

(a) no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan; and

(b) the representations and warranties in clause 10 are true in all material respects.

6. **INTEREST**

6.1 Subject to clause 6.2 below, all amounts advanced to the Borrower by the Lender under this Agreement shall be interest free.

6.2 If the Borrower fails to make any payment due under this agreement on the due date for payment, interest on the unpaid amount shall accrue daily, from the date of non-payment to the date of actual payment (both before and after judgment), at the rate of 2% above the base rate of Lloyds TSB, as varied from time.

7. **COSTS**

Each party shall pay their own costs in connection with the negotiation and preparation, amendment, extension, alteration, preservation and enforcement of the Loan and/or this agreement.

8. **REPAYMENT**

The Borrower shall repay the Loan on or before 30 June 2014.

9. **PAYMENTS**

All payments made by the Borrower under this agreement shall be in Dollars and in immediately available cleared funds to the Lender to an account notified in writing by the Lender to the Borrower.

10. **REPRESENTATIONS AND WARRANTIES**

10.1 The Borrower represents and warrants on the date of this agreement:

10.2 It:

(a) is a duly incorporated company validly existing under the laws of its jurisdiction of incorporation; and

(b) has the power to own its assets and carry on its business as it is being conducted.

10.3 It has the power and authority to execute, deliver and perform its obligations under this agreement and the transactions contemplated by it.

10.4 The execution, delivery and performance of the obligations in, and transactions contemplated by, this agreement, do not and will not contravene or conflict with:

(a) its constitutional documents;

(b) any agreement or instrument binding on it or its assets or constitute a default or termination event (however described) under any such agreement or instrument; or

(c) any law or regulation or judicial or official order, applicable to it.

10.5 Its obligations under this agreement are legal, valid, binding and enforceable in accordance with its terms.

10.6 No Event of Default or Potential Event of Default has occurred or is continuing, or is reasonably likely to result from making the Loan or the entry into, the performance of, or any transaction contemplated by this agreement.

10.7 Each of the representations and warranties in this clause 10 is deemed to be repeated by the Borrower on:

(a) the date of each request to draw down the Loan; and

(b) the date that any part of the Loan is actually drawn down;

by reference to the facts and circumstances existing on each such date.

11. COVENANTS

11.1 The Borrower covenants with the Lender that, as from the date of this agreement until all its liabilities under this agreement have been discharged:

11.2 It will deliver to the Lender:

(a) within 180 days after the end of each of its financial years, its audited accounts;

(b) promptly, all notices or other documents dispatched by the Borrower to its shareholders (or any class of them) or to its creditors generally; and

(c) promptly such financial or other information as the Lender may, from time to time, reasonably request relating to the Borrower or its business.

11.3 It will promptly obtain all consents or authorisations necessary (and do all that is needed to maintain them in full force and effect) under any law or regulation to enable it to perform its obligations under this agreement and to ensure the legality, validity, enforceability and admissibility in evidence of this agreement in its jurisdiction of incorporation.

11.4 It will procure that any of its unsecured and unsubordinated obligations and liabilities under this agreement rank, and will rank, at least pari passu in right and priority of payments with all its other unsecured and unsubordinated obligations and liabilities, present or future, actual or contingent, except for those obligations and liabilities mandatorily preferred by law of general application to companies.

11.5 It will promptly notify the Lender of any Potential Event of Default or Event of Default (and the steps, if any, being taken to remedy it) promptly on becoming aware of its occurrence.

12. EVENTS OF DEFAULT

12.1 Each of the events or circumstances set out in this clause 12 (other than this clause 12.1 and clause 12.15) is an Event of Default.

12.2 The Borrower fails to pay any sum payable under this agreement, unless its failure to pay is caused solely by an administrative error or technical problem and payment is made within three Business Days of its due date.

12.3 The Borrower fails (other than by failing to pay), to comply with any provision of this agreement (and if the Lender considers, acting reasonably, that the default is capable of remedy), such default is not remedied within 14 Business Days of the earlier of:

(a) the Lender notifying the Borrower of the default and the remedy required;

(b) the Borrower becoming aware of the default.

12.4 Any representation, warranty or statement made, repeated or deemed made by the Borrower in, or pursuant to, this agreement is (or proves to have been) incomplete, untrue, incorrect or misleading in any material respect when made, repeated or deemed made.

12.5 The Borrower stops or suspends payment of any of its debts, or is unable to, or admits its inability to, pay its debts as they fall due.

12.6 The value of the Borrower's assets is less than its liabilities (taking into account contingent and prospective liabilities).

12.7 A moratorium is declared in respect of any Indebtedness of the Borrower.

12.8 Any action, proceedings, procedure or step is taken for:

(a) the suspension of payments, a moratorium of any Indebtedness, winding up, dissolution, administration or reorganisation (using a voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; or

(b) the composition, compromise, assignment or arrangement with any creditor; or

(c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets.

12.9 Any litigation or action is brought or continued against the Borrower that has or threatens to have a material effect on the business of the Borrower.

12.10 The Borrower commences negotiations, or enters into any composition, compromise, assignment or arrangement, with one or more of its creditors with a view to rescheduling any of its Indebtedness (because of actual or anticipated financial difficulties).

12.11 Any event occurs in relation to the Borrower similar to those in clause 12.5 to clause 12.10 (inclusive) under the laws of any applicable jurisdiction.

12.12 Any provision of this agreement is or becomes, for any reason, invalid, unlawful, unenforceable, terminated, disputed or ceases to be effective or to have full force and effect.

12.13 The Borrower repudiates or shows an intention to repudiate this agreement.

12.14 The Borrower ceases, or threatens to cease, to carry on all or a substantial part of its business.

12.15 At any time after an Event of Default has occurred which is continuing, the Lender may, by notice to the Borrower:

(a) cancel all outstanding obligations of the Lender under this agreement whereupon they shall be immediately be cancelled; and/or

(b) declare that the Loan (and all accrued interest and all other amounts outstanding under this agreement) is immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c) declare that the Loan be payable on demand, whereupon it shall become immediately payable on demand by the Lender.

13. ACCOUNTS AND CERTIFICATES

13.1 The Lender shall maintain accounts evidencing the amounts owed to it by the Borrower, in accordance with its usual practice. Entries in those accounts shall be prima facie evidence of the existence and amount of the Borrower's obligations as recorded in them.

13.2 If the Lender issues any certificate, determination or notification of a rate or any amount payable under this agreement, it shall be (in the absence of manifest error) conclusive evidence of the matter to which it relates and shall contain reasonable details of the basis of determination.

14. REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

14.1 Any amendment to this agreement shall be in writing and signed by, or on behalf of, each party.

14.2 Any waiver of any right or remedy or any consent given under this agreement is only effective if it is in writing and signed by the waiving or consenting party. It shall apply only in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

14.3 No delay or failure to exercise any right or remedy under this agreement on the part of the Lender shall operate as a waiver of any such right or remedy.

14.4 No single or partial exercise of any right or remedy under this agreement by the Lender shall prevent any further or other exercise or the exercise of any other right or remedy under this agreement.

14.5 Rights and remedies under this agreement are cumulative and do not exclude any other rights or remedies provided by law or otherwise.

15. SEVERANCE

15.1 The invalidity, unenforceability or illegality of any provision (or part of a provision) of this agreement under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions.

15.2 If any invalid, unenforceable or illegal provision would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with whatever modification as is necessary to give effect to the commercial intention of the parties.

16. **ASSIGNMENT**

Neither party may assign any of its rights or transfer any of its rights or obligations under this agreement without the prior written consent of the other party.

17. **COUNTERPARTS**

This agreement may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

18. **THIRD PARTY RIGHTS**

A person who is not a party to this agreement cannot enforce, or enjoy the benefit of, any term of this agreement under the Contracts (Rights of Third Parties) Act 1999.

19. **NOTICES**

19.1 Each notice or other communication required to be given under, or in connection with, this agreement shall be:

(a) in writing, delivered personally or sent by pre-paid first-class letter or fax; and

(b) sent:

(i) to the Borrower at:

500-666 Burrard Street,

Vancouver, BC Canada

V6C 3P6

Attention: Reyno Scheepers

(ii) to the Lender at:

P.O.Box 163

3rd Floor, Haidery Plaza

Dar Es Salaam, United Republic of Tanzania.

Attention: ______________________________

or to any other addresses or fax numbers that are notified in writing by one party to the other from time to time.

19.2 Any notice or other communication given by the Lender shall be deemed to have been received:

(a) if sent by fax, when received in legible form;

(b) if given by hand, at the time of actual delivery; and

(c) if posted, on the second Business Day following the day on which it was despatched by pre-paid first-class post.

19.3 A notice or other communication given as described in clause 19.2(a) or clause 19.2(b) on a day which is not a Business Day, or after normal business hours in the place of receipt, shall be deemed to have been received on the next Business Day.

19.4 Any notice or other communication given to the Lender shall be deemed to have been received only on actual receipt.

20. GOVERNING LAW AND JURISDICTION

20.1 This agreement and any dispute or claim arising out of, or in connection with it, or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of England and Wales.

20.2 The parties to this agreement irrevocably agree that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims). Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

This agreement has been entered into on the date stated at the beginning of it.

Signed by Reyno Scheepers
for and on behalf of Handeni Gold, Inc .... Director 9/10/2013

Signed by MUSTAFA A. ABDULKADER .... Director 10/10/2013
for and on behalf of Consultancy &
Finance Company Associates Ltd